Exhibit 99.2 a
PIPS Technology Division
Unaudited financial statements
For the six months ended 30 June 2007

PIPS Technology Division
Annual report and financial statements
For the six months ended 30 June 2007

PIPS Technology Division
Combined profit and loss account
For the six months ended 30 June 2007

	Note	£’000
Turnover	2	5,071
Cost of sales		1,107

Gross profit		3,964
Administrative expenses		2,328

Operating profit	3	1,636
Interest receivable and similar income	5	70
Interest payable and similar charges	6	18

Profit on ordinary activities before taxation		1,688
Taxation on profit on ordinary activities		573

Profit for the period		1,115

All amounts relate to continuing operations.
The Division has no recognised gains and losses other than the profit above and therefore no separate statement of total recognised gains and losses has been presented.
The notes on pages 4 to 12 form part of these financial statements.

PIPS Technology Division
Combined balance sheet
At 30 June 2007

	Note	£’000	£’000
Fixed assets
Tangible assets	7	392
Intangible assets	9	25
			417
Current assets
Stocks	10	877
Debtors	11	2,304

Cash at bank and in hand		2,754
			5,935
Creditors: amounts falling due within one year	12		1,990
Net current assets			3,945
Total assets less current liabilities			4,362
Creditors: amounts falling due after more than one year	13		43
Provisions for liabilities	14		138
Net assets			4,181

Combined capital and reserves
Called up share capital	15		76
Profit and loss account	17		4,105
Equity shareholder’s funds	18		4,181

These financial statements were approved by the Board of Federal Signal Corporation and authorized for issue on 11 October 2007.

J. L. Sherman
Director
The notes on pages 4 to 12 form part of these financial statements.

PIPS Technology Division
Combined cash flow statement
For the six months ended 30 June 2007

	Note	£’000	£’000
Net cash inflow from operating activities	20		622
Returns on investment and servicing of finance
Interest received	5	55
Net cash inflow from returns on investments and servicing of finance			55
Taxation paid			(651)
Capital expenditure and financial investment
Sale of tangible fixed assets		8
Purchase of tangible fixed assets		(51)
Net cash outflow from capital expenditure and financial investment			(43)
Dividend paid			(1,500)
Net cash outflow before financing			(1,517)
Financing
Loans received			8
Capital element of finance leases repaid			(8)
Net cash inflow from financing			—
Decrease in cash in the year			(1,517)

PIPS Technology Division
Notes to the financial statements
For the six months ended 30 June 2007
1 Accounting policies
Basis of accounting
The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom Accounting Standards. A summary of the more important accounting policies are as follows:
Basis of combination
The combined profit and loss account and combined balance sheet relate to the financial statements of the PIPS Technology Division (“the Division”). The Division comprises the combined financial statements of PIPS Technology Limited and PIPS Technology Inc. The companies operate independently but are under common control. Combined entity results are not indicative of results that would have occurred if the Division had been a stand alone legal entity during the year presented. The combination has been effected by aggregating the two companies’ results, balance sheets and cash flows for the six months ended 30 June 2007. Intra-division sales and profits are eliminated on combination. PIPS Technology Inc’s accounts are translated from dollars to sterling using a period-end rate for the balance sheet and an average rate for the profit and loss account.
Turnover
Turnover represents sales to external customers at invoiced amounts less value added tax or local taxes on sales.
Depreciation
Depreciation is provided to write off the cost, less estimated residual values, of all tangible fixed assets, evenly over their expected useful lives. It is calculated at the following rates:

UK
Leasehold improvements	10% straight line basis
Plant and machinery	20 — 25% straight line basis
Motor vehicles	25% straight line basis
Fixtures and fittings	20% straight line basis
Office equipment	20 — 33% straight line basis

US
Software	3 year straight line basis
All other	3 — 5 years double declining balance basis
Stocks
Stocks are valued at the lower of cost and net realisable value. Cost is based on the cost of purchase on a first in, first out basis. Net realisable value is based on estimated selling price less additional costs to completion and disposal.
Foreign currency
Foreign currency transactions are translated into sterling at the rates ruling when they occurred. Foreign currency monetary assets and liabilities are translated at the rates ruling at the balance sheet dates. Any differences are taken to the profit and loss account.
Research
Expenditure on research and development is charged to the profit and loss account in the year in which it is incurred.

PIPS Technology Division
Notes to the financial statements
For the six months ended 30 June 2007 (continued)
1 Accounting policies (continued)
Deferred taxation
Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date, except that:
•	deferred tax is not recognised on timing differences arising on revalued properties unless the Division has entered into a binding sale agreement and is not proposing to take advantage of rollover relief; and

•	the recognition of deferred tax assets is limited to the extent that the Division anticipates making sufficient taxable profits in the future to absorb the reversal of the underlying timing differences.
Deferred tax balances arising from underlying timing differences in respect of tax allowances on industrial buildings are reversed if and when all conditions for retaining those allowances have been met.
Deferred tax balances are not discounted.
Share-based payment
When share options are awarded to employees, the fair value of the options at the date of grant is charged to the income statement over the vesting period. Non-market vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each balance sheet date so that, ultimately, the cumulative amount recognised over the vesting period is based on the number of options that eventually vest. Market vesting conditions are factored into the fair value of the options granted. As long as all other vesting conditions are satisfied, a charge is made irrespective of whether the market vesting conditions are satisfied. The cumulative expense is not adjusted for failure to achieve a market vesting condition.
Where the terms and conditions of options are modified before they vest, the increase in fair value of the options, measured immediately before and after the modification, is also charged to the income statement over the remaining vesting period.
Where equity instruments are granted to persons other than employees, the income statement is charged with the fair value of goods and services received.
Leased assets
Where assets are financed by leasing agreements that give rights approximating to ownership (finance leases), the assets are treated as if they had been purchased outright. The amount capitalized is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as amounts payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.
Lease payments are analysed between capital and interest components. The interest element of the payment is charged to the profit and loss account over the period of the lease and is calculated so that it represents a constant proportion of the balance of capital repayments outstanding. The capital part reduces the amounts payable to the lessor.
All other leases are treated as operating leases. Their annual rentals are charged to the profit and loss account on a straight-line basis over the term of the lease.
Pension costs
The Division operates two defined contribution pension schemes, one in the UK and one in the US. Pension contributions are charged to the profit and loss account in the period in which they become payable. These contributions are invested separately from the Division’s assets.
Warranty provision
Where products are sold which are subject to warranties, a provision is recognised for the best estimate of the costs of making good under the warranty provision for products sold before the balance sheet date.

PIPS Technology Division
Notes to the financial statements
For the six months ended 30 June 2007 (continued)
2. Turnover

2006
£’000

Analysis by geographical market:

United Kingdom	4,087
Europe	293
United States	548
Rest of the world	143

5,071

3. Operating profit

£’000

Operating profit is stated after charging:
Depreciation of owned tangible fixed assets	99
(Profit) on disposal of tangible fixed assets	(5)
Operating lease rentals	67
Exchange differences	55

4. Directors’ emoluments
Directors’ remuneration comprises

£’000
Emoluments	101
Pension contributions	3

The remuneration of the highest paid Director was:
Emoluments	58
Pension contributions	—
Total	58

There were two directors in the Division’s defined contribution pension scheme during the year.
5. Interest receivable

£’000

Interest receivable on bank deposits	70

6. Interest payable

£’000

Interest payable on:
Finance leases and lease purchase contracts	18

PIPS Technology Division
Notes to the financial statements
For the six months ended 30 June 2007 (continued)
7. Tangible fixed assets

		Plant
	Leasehold	&	Motor	Fixtures and	Office
	Improvement	Machinery	Vehicles	fittings	Equipment	Total
	£’000	£’000	£’000	£’000	£’000	£’000
Cost
At 31 December 2006	114	162	186	65	253	780
Additions	1	2	41	19	29	92
Disposals	—	—	—	—	(8)	(8)
Translation	—	(1)	(1)	(7)	(2)	(11)

At 30 June 2007	115	163	226	77	272	853

Accumulated depreciation
At 31 December 2006	37	90	84	29	166	406
Charge for the period	6	9	31	5	48	99
Disposals	—	—	(39)	—	(6)	(45)
Translation	—	—	(1)	2	—	1

At 30 June 2007	43	99	75	36	208	461

Net book value
At 30 June 2007	72	64	151	41	64	392
At 31 December 2006	77	72	102	36	87	374

8. Dividends

£’000
Ordinary shares
Final paid of £0.30	1,500

9. Intangible assets

		Negative
	Patents	Goodwill
Cost or valuation	£’000	£’000
At 1 January 2007	33	(449)
Additions	—

At 30 June 2007	33
Amortisation
At 1 January 2007	6	(449)
Provided for the year	2
At 30 June 2007	8
Net book value
At 30 June 2007	25	-
At 1 January 2007	27	-

Negative goodwill relates to the purchase of assets from Pearpoint Limited.

PIPS Technology Division
Notes to the financial statements
For the six months ended 30 June 2007 (continued)
10. Stocks

£’000
Raw materials and consumables	877

There is no material difference between the replacement cost of stocks and the amounts stated above.
11. Debtors

£’000
Amounts falling due within one year:
Trade debtors	2,106
Other debtors	57
Prepayments and accrued income	127
Deferred taxation	14

2,304

12. Creditors: amounts falling due within one year

£’000
Trade creditors	672
Other taxation and social security	776
Obligations under hire purchase contracts and finance leases	34
Other creditors	5
Accruals and deferred income	503

1,990

13. Creditors: amounts falling due after more than one year

£’000
Obligations under finance lease and hire purchase contracts	43

Maturity of debt:

£’000
Within one year (note 12)	34

In one to two years	37
In two to five years	6

43

Included within creditors are secured liabilities amounting to £43,000.

PIPS Technology Division
Notes to the financial statements
For the six months ended 30 June 2007 (continued)
14. Provisions for liabilities

Warranty
provision
£’000

At 1 January 2007	139
(Credited) debited to profit and loss account	(1)

At 30 June 2007	138
15. Share capital

		Nominal
	Number of	value
	shares	£’000
Authorised
PIPS Technology Ltd.
Ordinary shares of 1 pence each	200,000,000	2,000
PIPS Technology Inc.
Ordinary shares of 1 cent each	10,000,000	51

		2,051

Allotted, called up and fully paid
PIPS Technology Ltd.
Shares of 1 pence each	5,000,000	50
PIPS Technology Ltd.
Shares of 1 cent each	5,000,000	26

		76

16. Share based payments
The expense recognised for share based payments in respect of employee services during the six months to 30 June 2007 is £7,000.
At 30 June 2007, the following share options were outstanding in respect of the ordinary shares:

			Country	Price per
Date of grant	Number of shares	Period of option	originated	share £

19/5/2005	1,100,000	May 2005 — May 2015	UK	0.16
31/8/2005	900,000	August 2005 — August 2015	US	0.08
31/8/2005	75,000	August 2005 — August 2015	US	0.50

The fair value of equity-settled options granted is estimated as at the date of grant using a Black-Scholes model, taking into account the terms and conditions upon which the options were granted. The following table lists the inputs to the model used for the six months ended 30 June 2007.

	UK options	US options
Dividend yield	0	0
Expected share price volatility	20%	20%
Risk-free interest rate	5%	4%
Expected life of option	8 years	8 years
Share price at date of grant	£0.16	£0.12
Exercise price	£0.16	£0.12

PIPS Technology Division
Notes to the financial statements
For the six months ended 30 June 2007 (continued)
17. Reserves

Profit
and loss
account
£'000

At 31 December 2006	4,490
Profit for the period	1,115
Dividends	(1,500)
Share based payment charge	7
Translation	(7)

At 30 June 2007	4,105

18. Reconciliations of movements in combined shareholder’s funds

£’000
Profit for the period	1,115
Dividends	(1,500)
(385)
Share based payment charge	7
Translation	(7)
Net additions to shareholders’ funds	(385)
Opening shareholders’ funds	4,566

Closing shareholders’ funds	4,181
19. Commitments under operating leases
The Division had annual commitments under non-cancellable operating leases as set out below:

Land and
buildings
£’000

Operating leases which expire:

Within one year	123
After five years	128
20. Reconciliation of operating profit to net cash inflow from operating activities

£’000

Operating profit	1,636
Amortization of intangible fixed assets	2
Depreciation of tangible fixed assets	99
(Profit) loss on sale of tangible fixed assets	(5)
Increase in stocks	(61)
Increase in debtors	(419)
Decrease in creditors	(637)
Share based payment charge	7
Net cash inflow from operating activities	622

PIPS Technology Division
Notes to the financial statements
For the six months ended 30 June 2007 (continued)
21. Reconciliation of net cash flow to movement in net funds

£’000
Decrease in cash	(1,517)
Cash inflow from changes in debt	8
Movement in net funds resulting from cash flows	(1,509)
Inception of finance leases	(16)
Movement in net funds	(1,525)
Net funds at 1 January 2007	4,256
Net funds at 30 June 2007	2,731
22. Analysis of net debt

	31			30
	December	Non-cash	Cash	June
	2006	movements	movements	2007
	£'000	£'000	£'000	£'000
Cash at bank and in hand	4,271		(1,517)	2,754
Debt due within one year	—	—	8	8
Finance leases	(15)	(16)		(31)

Total	4,256	(16)	(1,509)	2,731

23. Ultimate controlling party
The directors consider that the Division was under the control of A.K. Sefton at 30 June 2007. The ultimate controlling party is now considered to be Federal Signal Corporation as a result of its acquisition of the Division in 2007.
24. Summary of differences between U.K. and U.S. generally accepted accounting principles (‘GAAP’)
The accompanying combined financial statements of the Division have been prepared in accordance with generally accepted accounting principles in the United Kingdom (“U.K. GAAP”). As a result, the Division’s financial statements may differ substantially from financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”). The Division was not required to prepare financial statements in accordance with US GAAP as of 30 June 2007.
The following is a summary of certain differences between UK GAAP and US GAAP. The discussion below should not be taken as an exhaustive list of all differences in accounting, disclosure, presentation or classification that could affect the manner in which transactions or events are presented in the Division financial statements. In addition, footnote disclosures under US GAAP (including disclosure of related party transactions) can be more extensive than those required under UK GAAP.

PIPS Technology Division
Notes to the financial statements
For the six months ended 30 June 2007 (continued)
Presentation of Financial Statements
There are a number of presentation differences between UK GAAP and US GAAP which affect the classification of amounts reported in the Combined Statement of Operations, Combined Balance Sheet and Cash Flow. Such differences include the following —
Statement of Operations
Under UK GAAP, the Division reports its combined profit and loss account to include costs related to raw materials and consumables, staff, depreciation, amortisation of goodwill and other external expenses. Under US GAAP, expenditures must be presented by function. As such expenses would have been reclassified to be reported as cost of sales, selling and advertising, and general and administrative expenses.
Statement of Cash Flows
There are certain differences from UK GAAP to US GAAP with regard to the classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents. In accordance with UK GAAP, cash flows are separately presented for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. In addition, cash includes overdrafts, excludes cash equivalents but includes Restricted Cash. Under US GAAP, cash flows are classified under operating activities (including cash flows from taxation and returns on investments and servicing of finance), investing activities and financing activities. Cash also includes cash equivalents with an original maturity of three months or less and would exclude overdrafts.
Tax
UK GAAP requires full provision to be made for deferred tax assets and liabilities that arise from timing differences between the recognition of gains and losses in the financial statements and their recognition in the tax computation. Tax is provided based on substantially enacted rates. Deferred tax assets are recognised only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the underlying timing differences can be deducted. Under US GAAP, deferred taxation is provided on all temporary differences between the financial statements carrying amounts of all existing assets and liabilities and their respective tax basis. Tax is provided based on enacted rates. Deferred tax is provided subject to a valuation allowance to reduce the deferred tax assets to the amount which more likely than not will be realised in the future tax returns.